EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 25, 2022, with respect to the consolidated financial statements of Benchmark Electronics, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Phoenix, Arizona

May 27, 2022